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                                                                    EXHIBIT 10.1


                                 June 1, 1998


DATA RACE, Inc.
12400 Network Boulevard
San Antonio, Texas 78249-3341

Attention:  Gregory T. Skalla

     Re:  Series C Convertible Participating Preferred Stock and Warrants
          ---------------------------------------------------------------

Dear Mr. Skalla:

     We refer to the Securities Purchase Agreement, dated November 7, 1997, as amended by the letter agreement dated January 30, 1998 (the "January Letter Agreement") and the letter agreement dated April 14, 1998 (the "April Letter Agreement"), (the "Purchase Agreement"), by and among DATA RACE, Inc. (the "Company") and the buyers named therein (the "Buyers") relating to the sale by the Company of shares of Series C Convertible Participating Preferred Stock (the "Preferred Stock") and the related warrants (the "Warrants") of the Company to the Buyers. Pursuant to the terms of the Purchase Agreement, on November 12, 1997 the Company sold 5,000 shares of Preferred Stock and 139,861 Warrants to the Buyers. Subject to the terms and conditions set forth in the Purchase Agreement, the Company will sell an aggregate of an additional 3,000 shares of Preferred Stock (the "Additional Preferred Shares") and the related Warrants to the Buyers.

     The Company and the Buyers have agreed to the following change to the Purchase Agreement, including the January Letter Agreement and the April Letter
Agreement:

          Section 1(c) of the Purchase Agreement is amended to define the "Additional Closing Date" as "June 10, 1998 (or such later date as is mutually agreed to by the Company and the Buyers)" rather than the Additional Closing Date currently set forth in Section 1(c) of the Purchase Agreement. Each of the Buyers acknowledges it has received the Additional Share Notice.

     Except as modified herein, the Purchase Agreement, including the January Letter Agreement and the April Letter Agreement, remain in full force and effect in accordance with its terms. Pursuant to Section 2(b)(ii) of the Statement of Designations, Preferences and Rights of Series C Convertible Participating Preferred Stock of DATA RACE, Inc. (the "Statement of Designations"), any Additional Preferred Shares issued on June 10, 1998 will have an initial Fixed Conversion Price equal to 120% of the Market Price (as defined in the Statement of Designations) of the Common Stock on June 10, 1998.
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     This letter agreement is effective June 1, 1998 and shall be binding upon the parties and their successors and assigns and may be amended or terminated only by a writing signed by all the parties hereto.

     Please indicate your agreement to the above by signing in the space provided below and faxing a signed copy to each of the Buyers listed below.

BUYERS:

NELSON PARTNERS


By: /s/ ANNE DUPUY
    -----------------------------
    Name:    Anne Dupuy
    Title:    Officer

OLYMPUS SECURITIES, LTD.

By: /s/ ANNE DUPUY
    -----------------------------
    Name:    Anne Dupuy
    Its:    Director

CC INVESTMENTS, LDC

By: /s/ JOHN D. ZIEGELMAN
    -----------------------------
    Name:    John D. Ziegelman
    Title:    Director

CAPITAL VENTURES INTERNATIONAL
    By:    Heights Capital Management
    Its:    Authorized Agent

By: /s/ MICHAEL L. SPOLAN
    -----------------------------
    Name:  Michael L. Spolan
    Its:    Secretary and General Counsel


                              Accepted and agreed to this
                              1st day of June, 1998:

                              DATA RACE, INC.

                              By:   /s/  GREGORY T. SKALLA
                                    ------------------------------------------
                                    Gregory T. Skalla
                                    Vice President and Chief Financial Officer